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                                 EXHIBIT 10.14


                                PROMISSORY NOTE

$666,922.22                      HOUSTON, TEXAS               November 15, 1996


    FOR VALUE RECEIVED, the undersigned, J.C.W. MEDICAL ASSOCIATES, P.A., ("Maker") promises to pay to the order of Dynacq International, Inc., ("Payee") of Houston, Harris County, Texas in lawful money of the United States of America, the sum of SIX HUNDRED SIXTY SIX THOUSAND NINE HUNDRED TWENTY TWO AND 22/100----($666,922.22) DOLLARS, together with interest on the unpaid principal balance hereof from date hereof until maturity at the rate of Eight percent per annum; provided, however, in no event shall interest hereon ever be charged, paid, collected or received at a rate in excess of the maximum nonusurious rate from time to time permitted by applicable Federal or Texas law, whichever shall permit the higher lawful rate (the "Highest Lawful Rate"). If the interest rate provided for elsewhere herein at any time would exceed the Highest Lawful Rate but for the limitation contained herein, the actual rate of interest to accrue on the unpaid amount of this Note shall be limited to the Highest Lawful Rate.

    At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "monthly ceiling" (as defined in Chapter One of the Texas Credit Code) from time to time in effect; but the Payee may from time to time, as to current and future balances, implement any other ceiling under such Chapter and/or revise the index, formula or provision of law used to compute the rate on this Note by notice to the Maker, if and to the extent permitted by, and the manner provided in, such Chapter.

    This Note shall be due and payable as follows:

    Principal and interest shall be due and payable in one hundred eighty (180) equal monthly installments of six thousand three hundred seventy three and 46/100 Dollars ($6,373.46) each, payable on the 15th day of each and every calendar month, beginning on the 15th day of December, 1996 and continuing regularly and successively thereafter until fully paid. Each installment shall be first credited to the discharge of interest accrued on the unpaid principal balance to the date of the installment payment and the remainder shall be credited to the reduction of the principal.

    All past due principal and interest on this note shall bear interest at the Highest Lawful Rate, or if applicable law shall not provide for a maximum nonusurious rate, at a rate per annum equal to rate of interest herein stated plus five (5%) percent.

    It is expressly provided that time is of the essence of this Note and upon default in the punctual payment of this Note or any part hereof, principal or interest, as the same shall become due and payable, the entire indebtedness shall be matured at the option of the Payee; and in the event default is made in the prompt payment of this Note when due or declared due, the same is placed in the hands of an attorney for collection, or suit is brought on same, of the same is collected through bankruptcy or other judicial proceedings, then Maker agrees and promises to pay the reasonable attorney's fees of Payee incurred thereby, which shall be not less than ten
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(10%) percent of the principal and interest then owing.

    If for any reason whatsoever, the interest paid on this Note shall exceed the Highest Lawful Rate, the owner or Payee of this Note shall refund to the Maker or, at the option of such Payee, credit on the principal hereof such portion of said interest as may be necessary to cause the interest paid on this Note to equal the Highest Lawful Rate. All sums paid or agreed to be paid to the Payee hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note.

    The Maker may at any time pay to the full amount or any part of this Note without the payment of any premium or fee.

    The Maker waives notice, demand, presentment for payment, notice of intent to accelerate, protect and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereon may be extended and reextended from time to time without notice to it.

    Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

    Executed this 15th day of December, 1996.

                                   J.C.W. Medical Associates, P.A.



                                        /s/ Jerome Wasserstein
                                   -------------------------------
                                      Jerome Wasserstein, D.O.